EXHIBIT (11.1)
                                                      Page 1 of 4


                            Southwest Airlines Co.
                      Computation of Earnings Per Share
                 For the Three Months Ended June 30, 1997

                                                                 Fully
                                               Primary           Diluted
Weighted average shares outstanding            145,592,516       145,592,516

Shares issuable upon exercise of outstanding
 stock options (treasury stock method)           6,656,122         6,866,656

Weighted average common and common
 equivalent shares                             152,248,638       152,459,172

Earnings for per share computations            $93,832,000       $93,832,000

Earnings per common and common
 equivalent share                                    $0.62             $0.62


                                                   EXHIBIT (11.1)
                                                      Page 2 of 4


                            Southwest Airlines Co.
                       Computation of Earnings Per Share
                    For the Three Months Ended June 30, 1996

                                                                  Fully
                                                  Primary         Diluted
Weighted average shares outstanding               144,705,676     144,705,676

Shares issuable upon exercise of outstanding
 stock options (treasury stock method)              8,969,735       8,969,761

Weighted average common and common
 equivalent shares                                153,675,411     153,675,437

Earnings for per share computations               $85,316,000     $85,316,000

Earnings per common and common
 equivalent share                                       $0.56           $0.56


                                                   EXHIBIT (11.1)
                                                      Page 3 of 4


                            Southwest Airlines Co.
                        Computation of Earnings Per Share
                      For the Six Months Ended June 30, 1997


                                                               Fully
                                               Primary         Diluted
Weighted average shares outstanding            145,453,969     145,453,969

Shares issuable upon exercise of outstanding
 stock options (treasury stock method)           5,895,093       6,000,983

Weighted average common and common
 equivalent shares                             151,349,062     151,454,952

Earnings for per share computations           $141,706,000    $144,706,000

Earnings per common and common
 equivalent share                                    $0.96           $0.96


                                                   EXHIBIT (11.1)
                                                      Page 4 of 4


                              Southwest Airlines Co.
                       Computation of Earnings Per Share
                    For the Six Months Ended June 30, 1996


                                                              Fully
                                              Primary         Diluted
Weighted average shares outstanding           144,510,625     144,510,625

Shares issuable upon exercise of outstanding
 stock options (treasury stock method)          8,528,471       9,051,604

Weighted average common and common
 equivalent shares                            153,039,096     153,562,229

Earnings for per share computations          $118,317,000    $118,317,000

Earnings per common and common
 equivalent share                                   $0.77           $0.77
